SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): May 10, 2000

                           NEBCO EVANS HOLDING COMPANY
             (Exact Name of Registrant as Specified in its Charter)



             DELAWARE                          333-33223                       06-1444203
 (State or other jurisdiction of       (Commission File Number)       (IRS Employer Identification
          incorporation)                                                         Number)


                               545 STEAMBOAT ROAD
                          GREENWICH, CONNECTICUT 06830
               (Address of principal executive offices) (zip code)

                                 (203) 422-3000
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

On May 10, 2000, AmeriServe Food Distribution, Inc. and AmeriServe Funding Corporation filed suit in the U.S. Bankruptcy Court in Delaware against Tricon Global Restaurants, Inc. The action seeks, among other things, payment of approximately $103 million for accounts receivable arising from AmeriServe's delivery of food and supply products to Tricon company-owned restaurants. The deliveries were made prior to AmeriServe's January 31, 2000 bankruptcy filing.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a)        Financial statements of businesses acquired.

           Not Applicable

(b)        Pro forma financial information.

           Not Applicable

(c)        Exhibits.

           Not Applicable


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                        NEBCO EVANS HOLDING COMPANY


                                        By:    /s/ Kevin J. Rogan
                                               -----------------------------
                                        Name:  Kevin J. Rogan
                                        Title: Vice President
                                                 and Secretary


Date:  May 26, 2000